SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2010
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
5887 Copley Drive
San Diego, CA 92111
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 2, 2010, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) adopted and approved amended and restated bylaws. The Company’s amended and restated bylaws, among other things:
•	clarify advance notice and related provisions, consistent with their purpose of establishing an orderly process for stockholders seeking to propose business at stockholder meetings or nominate directors;

•	expand disclosure requirements to include information regarding the proposing stockholder’s economic, voting and other interests that may be material to the Company’s and stockholders’ evaluation of the proposal or nomination;

•	require stockholders seeking to propose business or nominate directors to update and supplement disclosures, if necessary, in order to ensure that the Company and its stockholders have current and accurate information; and

•	reflect statutory developments in Delaware law, including regarding the setting of record dates by granting the Board the authority to fix separate record dates for determining those stockholders entitled to receive notice of a stockholder meeting and those stockholders entitled to vote at the meeting.
     The foregoing description of the Company’s amended and restated bylaws is qualified in its entirety by reference to the full text of such amended and restated bylaws, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Leap Wireless International, Inc. Amended and Restated Bylaws (as amended and restated on December 2, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: December 3, 2010	By:	/s/ Robert. J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Index
3.1	Leap Wireless International, Inc. Amended and Restated Bylaws (as amended and restated on December 2, 2010)